SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 19, 2007
(September 19, 2007)

BAUSCH & LOMB INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

New York	1-4105	16-0345235
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

One Bausch & Lomb Place
Rochester, NY, 14604-2701
(Address of principal executive offices)

(585) 338.6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On September 19, 2007, Bausch & Lomb Incorporated (“Bausch & Lomb”) issued a press release announcing that it is commencing cash tender offers and consent solicitations for four series of outstanding debt securities and two series of outstanding convertible debt securities.  These tender offers and consent solicitations are being conducted as part of the financing described in the previously filed proxy materials associated with the proposed merger between Bausch & Lomb and an affiliate of Warburg Pincus LLC.

The tender offers and consent solicitations with respect to each series of outstanding debt securities and outstanding convertible debt securities will expire at 8:00 a.m., New York City time, on October 19, 2007, unless extended or earlier terminated by Bausch & Lomb. Completion of each of the tender offers and consent solicitations is subject to the satisfaction of certain conditions, including (i) closing of the merger, (2) receipt of consents sufficient to approve the proposed amendments and (3) certain other customary conditions. The consent solicitation with respect to each series of securities is not conditioned upon receipt by Bausch & Lomb of the requisite consent for any other series of securities.

The press release announcing these tender offers and consent solicitations is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 — Press Release dated September 19, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BAUSCH & LOMB INCORPORATED

By:	/s/ EFRAIN RIVERA
Name: Efrain Rivera
Title: Senior Vice President & Chief Financial Officer

Date: September 19, 2007

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated September 19, 2007.